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       [LETTERHEAD OF HOUSLEY KANTARIAN & BRONSTEIN, P.C. APPEARS HERE]


                                  November 15, 1996



Board of Directors
Home Savings Bank, SSB
1311 Carolina Avenue
Washington, North Carolina  27889

Ladies and Gentlemen:

     We hereby consent to the references to our firm in the Prospectus, which is a part of the Registration Statement on Form S-1 and Application to Convert a Mutual Savings Bank into a Stock Owned Savings Bank, under the headings "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of the Bank -- Tax Effects," "Legal Opinions" and "Tax Opinions."

                                         Very truly yours,

                                         HOUSLEY KANTARIAN & BRONSTEIN, P.C.


                                         By: /s/ Gary R. Bronstein
                                            --------------------------
                                             Gary R. Bronstein